SUB-ITEM 77Q3

GOVERNMENT TAXADVANTAGE PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING:  2/28/2009
FILE NUMBER:  811-02729
SERIES NO.:   7

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $  1,054
     2 Dividends for a second class of open end company shares
       Private                                        $    146
       Personal                                       $     31
       Cash Management                                $     97
       Reserve                                        $     18
       Resource                                       $    107
       Corporate                                      $      -

73A. 1 Dividends from net invesment income
       Institutional                                    0.0047
     2 Dividends for a second class of open end company shares
       Private                                          0.0035
       Personal                                         0.0022
       Cash Management                                  0.0043
       Reserve                                          0.0014
       Resource                                         0.0039
       Corporate                                        0.0046

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                   252,816
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                          50,134
       Personal                                         12,674
       Cash Management                                  20,806
       Reserve                                           3,521
       Resource                                         27,703
       Corporate                                            15

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00